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                     [UNION TEXAS PETROLEUM LETTERHEAD]

[LOGO]


            UNION TEXAS PETROLEUM REPORTS 1997 THIRD QUARTER RESULTS

         Houston, October 22, 1997 - Union Texas Petroleum Holdings, Inc. (NYSE: UTH) today reported earnings of 57 cents per share for the third quarter of 1997, compared to 39 cents per share for the same period in 1996. Net income for 1997's third quarter totaled $48 million, versus $34 million in the corresponding period a year ago.

         During the third quarter of 1997, Union Texas recorded certain non-cash tax items, including a $24 million benefit for U.S. alternative minimum tax credits, a $19 million favorable effect from net operating loss
(NOL) carryforwards, and a $14 million charge related to changes in U.K. corporate taxes. Excluding these tax items, earnings for 1997's third quarter were 23 cents per share or $19 million in net income.

         For the first nine months of 1997, Union Texas reported earnings of $1.61 per share, compared to $1.28 per share in 1996's same period. Net income for 1997's first nine months was $137 million, compared to $112 million in 1996's corresponding period. Excluding the impact of the tax items, Union Texas' earnings for the first nine months of 1997 were $1.28 per share or $108 million in net income.

1997 THIRD QUARTER RESULTS

         In the third quarter of 1997, the independent energy company's earnings were adversely affected by higher exploration expenses for new ventures, an anticipated decline in liquefied natural gas (LNG) sales volumes in Indonesia, lower crude oil prices in the U.K. North Sea, and decreased gas prices in Indonesia and Pakistan compared to 1996's same quarter. The company benefited from lower interest expense and higher ethylene margins from its U.S. petrochemicals operations in the third quarter of 1997 compared to the same period in 1996. Sales and operating revenues for 1997's third quarter totaled $183 million, versus $227 million in 1996's corresponding quarter.

         Union Texas said its average sales price for oil declined from $19.56 per barrel in the third quarter of 1996 to $16.76 in 1997's third quarter. The company's average sales price for natural gas,




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including Indonesian LNG, also fell during 1997's third quarter to $2.78 per thousand cubic feet compared to $3.09 in 1996's same period.

         At its petrochemicals operations in Louisiana, Union Texas' ethylene margins averaged about 10 cents per pound in 1997's third quarter, up from 8 cents in 1996's same quarter. Union Texas attributed the increased margins primarily to lower feedstock costs.

1997 FIRST NINE MONTHS RESULTS

         Union Texas said its performance for the first nine months of 1997 was negatively affected by an anticipated decline in LNG sales volumes in Indonesia, higher exploration expenses, and lower oil prices in the U.K. North Sea. Partially offsetting these impacts were lower interest expense, higher ethylene margins, increased prices for U.K. natural gas and Indonesian LNG, and improved oil sales volumes in Pakistan. In 1997's first nine months, Union Texas' sales and operating revenues were $677 million, down from $709 million for the same period in 1996. On a full year basis, the amount of natural gas supplied by Union Texas and its co-venturers to an Indonesian LNG plant is anticipated to decline in 1997 by about 15% as compared to 1996 levels due primarily to the reduction of deliveries under the venture's first contract in which the venture had a higher participation interest.

ACTIVE EXPLORATION PROGRAM

         "Union Texas is in a very active stage of our exploration program," said Chairman and CEO John Whitmire. "During the remainder of 1997, we expect to participate in nine exploration wells in new areas for Union Texas including China's Bohai Bay and Algeria. We also are involved in several seismic programs in areas such as onshore Kazakhstan, Italy, Bolivia, Greece and elsewhere which will be important for our exploration activities in 1998 and beyond. And, we continue to add new exploration concessions to our portfolio. Union Texas has recently joined a concession in the Ghadames Basin in southwestern Tunisia, which complements our existing interests in blocks in the Ghadames trend across the border in Algeria. We also are working on a number of other possible investment opportunities in both the upstream and downstream segments of our global businesses."

         One of the largest independent producers located in the U.S., Houston-based Union Texas Petroleum Holdings, Inc. (NYSE:UTH) explores for and produces oil and gas overseas primarily in the U.K. North Sea, Indonesia and other strategic areas. The company has petrochemical operations in Louisiana.

         This news release contains forward-looking statements within the meaning of the Securities Litigation Reform Act that involve risks and uncertainties, including exploration, development,




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operational and implementation risks, changes to tax laws and rates, and other factors described from time to time in the company's publicly available SEC reports, which could cause actual results to differ materially.

                                    # # #

Comparative financial highlights follow (amounts in millions, except per share data):

                                      THREE MONTHS ENDED SEPTEMBER 30,
                                      --------------------------------
                                       1997                      1996
                                      ------                    ------
Earnings per share                     $0.57                    $0.39
Net income                             $  48                    $  34
Sales and operating revenues           $ 183                    $ 227
Average common shares outstanding       84.8                     87.0

                                       NINE MONTHS ENDED SEPTEMBER 30,
                                       -------------------------------
                                       1997                      1996
                                       -----                     -----
Earnings per share                     $1.61                    $1.28
Net income                             $ 137                    $ 112
Sales and operating revenues           $ 677                    $ 709
Average common shares outstanding       85.1                     87.4

Additional financial and operating information on the attached pages.





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                             UNION TEXAS PETROLEUM
                               FINANCIAL SUMMARY
                  (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)


                                           THIRD QUARTER            FIRST NINE MONTHS
                                           -------------            -----------------
                                           1997       1996          1997         1996
                                           ----       ----          ----         ----
Sales and operating revenues               $ 183      $ 227         $  677       $ 709
Net income                                 $  48      $  34         $  137       $ 112
      Major operations(a)
           Indonesia                       $  24      $  33         $   83       $  99
           U.K. North Sea                  $  (9)(b)  $  10         $   45(b)    $  51
           Pakistan                        $   5      $  11         $   19       $  20
           Petrochemicals                  $   8      $   5         $   16       $  13

Earnings per share of common stock         $ .57      $ .39         $ 1.61       $1.28

Discretionary cash flow(c)                 $  74      $  71         $  297       $ 287
      Major operations(a)
           Indonesia                       $  34      $  47         $  123       $ 139
           U.K. North Sea                  $  33      $  23         $  158       $ 146
           Pakistan                        $  10      $  13         $   33       $  29
           Petrochemicals                  $  13      $  10         $   29       $  24

Average common shares outstanding           84.8       87.0           85.1        87.4

See footnotes on page 7.





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                             UNION TEXAS PETROLEUM
                       DISCRETIONARY CASH FLOW SUMMARY(C)
                             (AMOUNTS IN MILLIONS)

                                           THIRD QUARTER            FIRST NINE MONTHS
                                           -------------            -----------------
                                           1997     1996             1997        1996
                                           ----     ----             ----        ----
Net income                                 $  48    $  34           $ 137        $ 112
Less: Equity partnership income            $   5    $   8           $  17        $  22
Add:
         DD&A                              $  48    $  49           $ 153        $ 152
         Deferred taxes                    $ (40)   $ (24)          $ (52)       $ (23)
         Exploration expenses              $  16    $   9           $  48        $  33
         Equity DCF(d)                     $   7    $  11           $  28        $  35
Discretionary cash flow                    $  74    $  71           $ 297        $ 287

See footnotes on page 7.

                                                   OPERATING SUMMARY(E)
                                           THIRD QUARTER            FIRST NINE MONTHS
                                           -------------            -----------------
                                           1997     1996             1997        1996
                                           ----     ----             ----        ----
Net crude oil sales (MBBLS/D)
         U.K. North Sea                       33        37              41           41
         Indonesia                             6         6               6            6
         Pakistan                              6         6               7            6
Average crude oil prices (per BBL)
         U.K. North Sea                   $16.70    $20.11          $17.43       $18.76
         Indonesia                        $18.30    $18.63          $19.74       $18.59
         Pakistan                         $15.73    $17.32          $17.16       $16.58
Net natural gas sales (MMCF/D)
         Indonesian LNG                      176       222             183          225
         U.K. North Sea                        4        18              29           33
         Pakistan                             32        41              36           42
Average natural gas prices (per MCF)
         Indonesian LNG                   $ 3.20      3.47          $ 3.55       $ 3.39
         U.K. North Sea(f)                $ 2.38      2.21          $ 2.93       $ 2.39
         Pakistan                         $ 1.55      2.36          $ 1.64       $ 1.64
Ethylene (per LB)
         Sales price                      $  .23       .23          $  .24       $  .21
         Margins                          $  .10       .08          $  .10       $  .06
         Sales volumes (MLBS/D)(g)         1,432     1,385           1,264        1,381

See footnotes on page 7.



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                             UNION TEXAS PETROLEUM
                      CONSOLIDATED STATEMENT OF OPERATIONS
                (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                               THIRD QUARTER            FIRST NINE MONTHS
                                                            -----------------         ----------------------
                                                            1997          1996         1997             1996
                                                            ----          ----         ----             ----
Revenues:
         Sales and operating revenues                      $ 183         $ 227        $ 677           $ 709
         Interest income and other revenue                     1             1            4               2
Net earnings of equity investees                               5             8           17              22
                                                           -----         -----        -----           -----
         Total revenues                                    $ 189         $ 236        $ 698           $ 733
Costs and other deductions:
         Product costs and operating
           expenses                                           69            81          231             242
         Exploration expense                                  16             9           48              33
         Depreciation, depletion and
           amortization                                       48            49          153             153
         Selling, general and administrative
           expenses                                            8             6           20              19
         Interest expense(h)                                   1             6            7              20
                                                           -----         -----        -----           -----
Income before taxes                                           47            85          239             266
Income taxes (benefit)                                        (1)           51          102             154
                                                           -----         -----        -----           -----
Net income                                                 $  48         $  34        $ 137           $ 112
                                                           =====         =====        =====           =====
Earnings per share of common stock                         $ .57         $ .39        $1.61           $1.28
                                                           =====         =====        =====           =====
Dividends per share of common stock                        $ .05         $ .05        $ .15           $ .15
                                                           =====         =====        =====           =====
Weighted average number of shares
    outstanding                                             84.8          87.0         85.1            87.4
                                                           =====         =====        =====           =====

See footnotes on page 7.


                          SELECTED BALANCE SHEET DATA
                             (AMOUNTS IN MILLIONS)

                                                   SEPTEMBER 30, 1997          DECEMBER 31, 1996
                                                   ------------------          -----------------
Total assets                                           $1,978                     $1,942
Long-term debt                                         $  619                     $  558
Shareholders' equity                                   $  657                     $  586





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                                       FOOTNOTES



(a) Excludes corporate items and other worldwide exploration ventures.

(b) Includes a $14 million charge related to changes in U.K. corporate taxes.

(c) Discretionary cash flow (DCF) is net income (less equity partnership income) excluding depreciation, deferred taxes, and exploration expenses, plus the company's estimated share of discretionary cash flow from its equity interests.

(d) Equity DCF reflects the company's estimated share of discretionary cash flow primarily from its equity interest in the Unimar partnership.

(e) Excludes the Unimar equity partnership.

(f) Excludes capacity charge of $25 million and $23 million in the first nine months of 1997 and 1996, respectively, from the North and South gas fields in the U.K. North Sea.

(g) Represents Union Texas' 41.67% net interest in the jointly-owned Geismar ethylene plant in Louisiana.

(h) Interest expense is net of amounts capitalized of $11 million and $7 million in the third quarter of 1997 and 1996, respectively, and $28 million and $19 million for the first nine months of 1997 and 1996, respectively.

                                 #     #     #

For additional information, contact:

Carol Cox, media                  John Zimmerman, analysts and investors
713-968-2714                      713-968-2740

         For more information on Union Texas, visit our Web site at http://www.uniontexas.com on the Internet.

         To add or delete a name from Union Texas' fax list for press releases, please contact Union Texas at (fax) 713-968-2711 or (phone) 713-968-2716.





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